Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

Credit and Security Agreement, dated as of March 12, 2025, by and among Armata Pharmaceuticals, Inc., a Washington corporation (the “Borrower”), each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder or otherwise guarantees all or any part of the Obligations (as hereinafter defined), each a “Guarantor” and collectively, the “Guarantors”) and Innoviva Strategic Opportunities LLC, a Delaware limited liability company, or an affiliate thereof, as the lender (the “Lender”).

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS

Section 1.01.          Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

“1934 Act” means the Securities Exchange Act of 1934, as amended, now in effect or as amended from time to time and any successor provisions thereto.

“Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable of such Person.

“Account Receivable” means, with respect to any Person, any and all accounts (as that term is defined in the Uniform Commercial Code), and any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

“Action” has the meaning specified therefor in Section 11.12.

“Additional Amount” has the meaning specified therefor in Section 2.07.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Lender be considered an “Affiliate” of any Loan Party.

“Agreement” means this Credit and Security Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act and all other anti-bribery and anti-corruption laws applicable to each Loan Party and its Subsidiaries.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including the USA PATRIOT Act and the laws comprising or implementing the Bank Secrecy Act.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning specified therefor in the preamble hereto.

“Borrowing” means the Term Loan made by the Lender pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within 360 days from the date of acquisition thereof; (b) commercial paper, maturing not more than 360 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 360 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; and (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof.

“Closing Date Term Loan” means a Loan made pursuant to Section 2.01(a).

“Commitment” means the commitment of the Lender to make the Closing Date Term Loan. The aggregate amount of the Lender’s Commitment on the Effective Date prior to the Borrowing of the Closing Date Term Loan is $10,000,000.

“Collateral” means all of the assets of the Borrower and Guarantors, whether consisting of real, personal, tangible or intangible property, including accounts, chattel paper (including electronic chattel paper), documents, general intangibles (including contracts, regulatory documentation and intellectual property), goods and fixtures, instruments, insurance, investment accounts, investment related property, money and deposit accounts, receivables and receivable records, commercial tort claims, letter-of-credit rights and, to the extent not otherwise included, all collateral records, collateral support, proceeds, products and supporting obligations, in each case, relating to any of the foregoing, and including all of the outstanding equity interests of the Borrower’s subsidiaries held by any such Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligation, provided that Excluded Assets shall not constitute Collateral.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, security entitlement or commodity contract owned or controlled by the Borrower or any other Loan Party, a springing account control agreement, in form and substance reasonably satisfactory to the Lender, among the Lender, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant springing “control” (as defined under the applicable UCC) over such account to the Lender.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to or from any Loan Party under any Copyright, and all rights of any Loan Party under any such agreement (including any such rights that such Loan Party has the right to license).

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; (b) all registrations and applications for registration thereof in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule 5.01(m); (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing; (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof; and (e) all other rights accruing thereunder or pertaining thereto throughout the world.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” has the meaning specified therefor in Section 2.05(b).

“Disposition” means (a) any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person and (b) any sale or issuance by the Borrower or any of its Subsidiaries of any shares of its Equity Interests. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts or (b) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loan and all other Obligations and the termination of the Commitment), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the Maturity Date.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Effective Date” means the date on which all conditions precedent set forth in Section 4.01 have been satisfied.

“Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of any Loan Party or any of its ERISA Affiliates at any time during the prior six calendar years.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other Requirement of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or the release of any Hazardous Materials into the environment.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition on or a release of Hazardous Materials from or onto (a) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (b) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing with respect to such Person and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable, but, in each case, excluding (i) any debt security that is convertible into or exchangeable for any such shares (or such other equity interests) prior to the conversion or exchange and (ii) any stock appreciation rights, interests in phantom equity plans or similar rights or interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

“Event of Default” has the meaning specified therefor in Section 7.01.

“Excluded Assets” shall mean any of the following: (i) voting stock of any Excluded Subsidiary solely to the extent that such stock represents more than 65% of the outstanding voting stock of such Excluded Subsidiary and, with respect to any such Excluded Subsidiary created or acquired after the Effective Date, such pledge of greater than 65% also would have an adverse tax effect (which pledge is not required to be governed by the laws of the jurisdiction of such Subsidiary so long as such Subsidiary is an Excluded Subsidiary); (ii) any rights or interest in any contract, lease, permit, license, or license agreement existing on the Effective Date covering real or personal property of any Loan Party if under the terms of such contract, lease, permit, license, or license agreement, or applicable Requirements of Law with respect thereto, the grant of a Lien is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement; (iii) any United States intent-to-use trademark applications prior to the filing with and acceptance by the U.S. Patent and Trademark Office of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, to the extent that , if any, and during the period in which, if any, the grant of a Lien therein would impair the validity or enforceability of such intent-to-use trademark application or any registration that issues therefrom under applicable federal law (provided that after such period, such intent-to-use application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral); (iv) property owned by any Loan Party that is subject to a purchase money Lien or a Capitalized Lease permitted hereunder if (and only for so long as) the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than a Loan Party or its Affiliates which has not been obtained as a condition to the creation of any other Lien on such property, including, but not limited to, the specified Capital Equipment which will be purchased through a lease program; (v) vehicles or other goods which are subject to a certificate of title law, (vi) any deposit accounts, securities accounts and commodity accounts exclusively used for payroll, payroll taxes, accrued and unpaid employee compensation payments and other employee wage and benefit payments to or for any Loan Party’s employees and (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits), (vii) any letter of credit rights (to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement) with a face value of less than $250,000; (viii) commercial tort claims seeking damages of less than $250,000, and (ix) any property as to which the Lender and the Borrower agree in writing that the costs or other consequences of obtaining a security interest therein are excessive in view of the benefits to be obtained by the Lender therefrom.

“Excluded Subsidiary” means any Foreign Subsidiary that is an Immaterial Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or, in the case of the Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, and (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.07, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Facility” means any real property acquired by the Borrower or any of its Subsidiaries after the Effective Date, including the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Financial Officer” means any of the following officers: the chief executive officer, president, vice president of finance and administration, principal accounting officer, treasurer or controller of the Borrower.

“Fiscal Quarter” means, with respect to a particular Fiscal Year, a fiscal quarter corresponding to such Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each year.

“FNBO” means First National Bank of Omaha.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 6.02 hereof and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the Effective Date and consistent with those used in the preparation of any financial statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 6.02 hereof, the Lender and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lender and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 6.02 hereof shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed to effectuate its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning specified therefor in Section 8.01.

“Guarantor” means (a) each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto, and (b) each other Person (other than an Excluded Subsidiary, so long as such Subsidiary remains an Excluded Subsidiary) which guarantees in writing, pursuant to Section 6.01(b) or otherwise, all or any part of the Obligations.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article VIII hereof and (b) each other guaranty, in form and substance reasonably satisfactory to the Lender, containing terms and provisions consistent with the provisions of Article VIII hereof, made by any other Guarantor in favor of the Lender guaranteeing all or part of the Obligations.

“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that endangers the environment or risk to human health or safety, including any pollutant, contaminant, hazardous waste or toxic substance which is defined or identified in any Environmental Law and which is present in the environment in such quantity that it violates any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any asbestos-containing materials.

“Immaterial Subsidiary” shall mean, on any date of determination, any Subsidiary that did not have (a) assets with a value in excess of 5% of the consolidated total assets or (b) revenues representing in excess of 5% of total revenues, in each case, of the Borrower and the Subsidiaries on a consolidated basis, determined in accordance with GAAP as of the most recent Reporting Date; provided that in the event total assets or revenues of all Immaterial Subsidiaries taken together with all other Immaterial Subsidiaries as of such date, have assets with a value in excess of 10% of the consolidated total assets or revenues representing in excess of 10% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date, the Borrower shall designate one or more Immaterial Subsidiaries to no longer be Immaterial Subsidiaries so that the foregoing 10% aggregate limit shall not be exceeded, and any such designated Subsidiary shall thereafter not be deemed to be an Immaterial Subsidiary hereunder.  Each Immaterial Subsidiary as of the Effective Date shall be set forth in Schedule 1.01(c), and the Borrower shall update such Schedule on each Reporting Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the Borrower may determine).  Notwithstanding the foregoing, in no event shall any Subsidiary constitute an Immaterial Subsidiary if such Subsidiary (i) owns any Equity Interests in any Loan Party or (ii) owns or has exclusive rights in any Intellectual Property that is material to the business of the Borrower and its Subsidiaries.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than ninety (90) days after the date such payable was created (or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person), any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated in good faith on a basis in accordance with customary accepted practice, of such Person under hedging agreements or similar derivative instruments; (h) all monetary obligations under any receivables factoring, receivables sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all obligations and liabilities of others guaranteed by such Person; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (i) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. Notwithstanding the foregoing, the amount of Indebtedness in which recourse is limited to an identified asset shall be equal to the lesser of (A) the amount of such obligation and (B) the fair market value of such asset. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity.

“Indemnified Matters” has the meaning specified therefor in Section 11.15(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified therefor in Section 11.15(a).

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” means (a) all intellectual property of every kind and nature of any Loan Party, whether now owned or hereafter acquired by any Loan Party, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses and other intellectual property licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation; (b) all claims for, and rights to sue for, past or future infringements, misappropriations, dilutions, or other violations of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement, misappropriation, dilution, or other violations thereof; and (d) all other rights accruing thereunder or pertaining thereto throughout the world.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts Receivable arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, less all returns of principal and other cash returns thereof.

“Lender” has the meaning specified therefor in the preamble hereto.

“Lender’s Account” means an account at a bank designated by the Lender from time to time as the account into which the Loan Parties shall make all payments to the Lender under this Agreement and the other Loan Documents.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security (other than limitations on the transfer of Equity Interests imposed by applicable securities laws or any Person’s Governing Documents).

“Loan” means the loan made to the Borrower pursuant to Section 2.01 hereof.

“Loan Document” means this Agreement, any Control Agreement, any Guaranty, any joinder agreement, any Mortgage, the Perfection Certificate, any landlord waiver, any collateral access agreement and any other agreement, instrument, certificate, report and other document required to be executed and delivered by a Loan Party pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

“Loan Party” means the Borrower and any Guarantor.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability against a Loan Party of this Agreement or any other Loan Document, (d) the rights and remedies of the Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Lender on the Collateral.

“Material Contract” means, with respect to any Person, all contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means March 12, 2026.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Lender, made by a Loan Party in favor of the Lender (or any trustee for the benefit of the Lender), securing the Obligations and delivered to the Lender.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding 6 years.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than the Loan) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and, that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Lender arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Lender (in its sole discretion) may elect to pay or advance on behalf of such Person, to the extent permitted by the terms of the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Budgets” means, with respect to any Fiscal Year, a detailed projection of all estimated income, expenses and costs of the Borrower collectively for each month of such Fiscal Year based on projected operating expenses and other related overhead expenses during such Fiscal Year, as provided by the Borrower and approved by the Lender pursuant to Section 6.01(k).

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Patent License” means any written agreement, now or hereafter in effect, granting to or from any Loan Party any right under any Patent (including any such rights that such Loan Party has the right to license).

“Patents” means all of the following: (a) all patents of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule 5.01(m), and all applications for patents of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule 5.01(m), (b) all provisionals, reissues, extensions, continuations, divisionals, continuations-in-part, reexaminations or revisions thereof, and the inventions or designs disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof, and (e) all other rights accruing thereunder or pertaining thereto throughout the world.

“Perfection Certificate” means the certificate delivered as provided in Schedule 6.01(j) providing information with respect to the property of the Loan Parties.

“Permitted Borrower Expenses” means (a) any expense incurred by the Borrower in connection with research and development plans, including supporting the development of AP-PA02, AP-SA02, AP-PA03, as well as phage platform activities and other technical operations (solely to the extent such expense is permitted to be paid in accordance with the most recent Operating Budget provided by the Borrower and approved by the Lender pursuant to Section 4.01(b)(x) or Section 6.01(k), as the case may be) and (b) any other expense of the Borrower to which the Lender consents in writing.

“Permitted Disposition” means:

(a)           sale of inventory in the ordinary course of business;

(b)           licensing or sublicensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of, and not interfering with, the business of the Loan Parties or any of their respective Subsidiaries, and solely to the extent not adverse in any material respect to the interests of the Lender;

(c)           leasing or subleasing assets in the ordinary course of business;

(d)           (i) the lapse of Registered Intellectual Property of the Borrower and its Subsidiaries to the extent such item is not material to the conduct of business of the Loan Parties or any of their respective Subsidiaries and, in the reasonable business judgment of Borrower not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business following the statutory expiration of such Intellectual Property, so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not adverse in any material respect to the interests of the Lender;

(e)           any involuntary loss, damage or destruction of property;

(f)           any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g)           transfers of assets from the Loan Parties or any of their respective Subsidiaries to a Loan Party;

(h)           Disposition of obsolete, surplus, uneconomical, worn-out or not useful property in the ordinary course of business;

(i)           use and disposition of cash and Cash Equivalents (i) in the ordinary course of business in a manner not otherwise prohibited by this Agreement or (ii) as consideration for a transaction expressly permitted by this Agreement;

(j)           the making of Permitted Investments and Permitted Restricted Payments by any Loan Party, the granting of Permitted Liens by any Loan Party and the issuance of Equity Interests by any Loan Party to any other Loan Party;

(k)           Dispositions (including discounts, cancellation or forgiveness) of Accounts Receivable in connection with the collection or compromise thereof in the ordinary course of business;

(l)           Dispositions in connection with the unwinding of any hedging agreement or similar derivative instrument pursuant to its terms;

(m)           any surrender, waiver, settlement, compromise, modification or release of contractual rights, or the settlement, release or surrender of tort or other claims of any kind, in each case, in the ordinary course of business and solely to the extent not adverse in any material respect to the interests of the Lender; and

(n)           Dispositions not otherwise permitted hereunder; provided that the aggregate book value of all property disposed of pursuant to this clause (n) in any fiscal year shall not exceed $500,000; provided that (i) at the time of such Disposition, no Default or Event of Default shall have occurred and been continuing or would result from such Disposition, (ii) the Borrower shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received), (iii) all Net Proceeds from such Dispositions shall be reinvested or otherwise applied to prepay the Loan in accordance with Section 2.06(c) and (iv) such Disposition is for fair market value as reasonably determined by the Borrower in good faith.

“Permitted FNBO Credit Card Indebtedness” means Indebtedness incurred by any Loan Party under the business credit card program with FNBO, in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000).

“Permitted Indebtedness” means:

(a)           any Indebtedness owing to the Lender under this Agreement and the other Loan Documents;

(b)           any purchase money Indebtedness or other Indebtedness consisting of Capitalized Lease Obligations in respect of capital expenditures, permitted under Section 6.02(f) and entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or Capitalized Lease Obligations) including, but not limited to, the Capital Equipment;

(c)           existing Indebtedness set forth on Schedule 1.01(a);

(d)           Permitted Intercompany Investments;

(e)           Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds or similar obligations or in respect of worker’s compensation claims, and reimbursement obligations in respect of any of the foregoing;

(f)            Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties or their Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period

(g)           guarantees in respect of Indebtedness or other Obligations incurred in the ordinary course of business, in each case permitted to be incurred pursuant to this definition;

(h)           so long as, at the time of any incurrence of Indebtedness pursuant to this clause (h), no Default or Event of Default has occurred and is continuing or would result therefrom, unsecured Indebtedness in an aggregate principal amount not exceeding $50,000, provided that such Indebtedness is subject to a subordination agreement acceptable to the Lender in its sole discretion;

(i)            Indebtedness representing reasonable deferred compensation owed to the employees of the Loan Parties and their Subsidiaries in the ordinary course of business in an aggregate principal amount not exceeding $100,000 at any time outstanding;

(j)            Indebtedness incurred in the ordinary course of business with respect to workers compensation claims and health, disability or other employee benefits;

(k)           the Permitted FNBO Credit Card Indebtedness; and

(l)           any and all other Indebtedness, in addition to the Indebtedness permitted pursuant to clause (a) above, owing to the Lender (and any permitted successor or assignee), under any agreement, bond, debenture, note or other similar instrument.

“Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party and (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party.

“Permitted Investments” means:

(a)           Investments in cash and Cash Equivalents;

(b)           existing Investments set forth on Schedule 1.01(b);

(c)           Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(d)           advances made in connection with purchases of goods or services in the ordinary course of business;

(e)           Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries; and

(f)           Permitted Intercompany Investments.

“Permitted Liens” means:

(a)           Liens securing the Obligations;

(b)           Liens for taxes, assessments and governmental charges the payment of which is not required under Section 6.01(c)(iii);

(c)           Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d)           Liens consisting of Capitalized Leases and other Liens securing Indebtedness permitted pursuant to clause (b) of the definition of Permitted Indebtedness; provided, in each case, that (i) such Liens attach concurrently with or within 90 days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens and (ii) such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capitalized Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(e)           deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance and other general liability insurance obligations, other social security laws and regulations or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, (iii) obligations on surety bonds, appeal bonds, performance bonds and other obligations of similar nature but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due or (iv) the Permitted FNBO Credit Card Indebtedness, provided however that the aggregate amount of cash deposited or pledged to secure the Permitted FNBO Credit Card Indebtedness shall not exceed $220,000 at any time;

(f)           with respect to any Facility or other real property, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that (i) do not secure obligations for the payment of money and (ii) do not materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business, in each case, solely to the extent not adverse in any material respect to the interests of the Lender;

(g)           Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property (and, if set forth by statute, other property) located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(h)           the title and interest of a licensor, lessor or sublessor in and to property licensed, leased or subleased (other than through a Capitalized Lease), in each case extending only to such property;

(i)            non-exclusive licenses of Intellectual Property rights granted in the ordinary course of and not interfering with, the business of the Loan Parties or any of their Subsidiaries, and solely to the extent not adverse in any material respect to the interests of the Lender;

(j)            judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 7.01(j);

(k)           rights of set-off or bankers’ liens or other similar liens upon deposits of cash or Cash Equivalents in favor of banks, other depository institutions or securities intermediaries, solely to the extent incurred in connection with the maintenance of such deposit accounts or securities accounts and related cash management services in the ordinary course of business;

(l)           Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(m)          purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(n)           Liens consisting of customary restrictions in agreements for sale of assets pursuant to a Permitted Disposition during an interim period prior to the closing of the sale of such assets pursuant to a Permitted Disposition; and

(o)           Liens securing any and all Indebtedness permitted pursuant to clause (k) of the definition of Permitted Indebtedness.

“Permitted Restricted Payments” means any of the following Restricted Payments made by:

(a)           any Subsidiary of the Borrower to the Borrower or any other Wholly Owned Subsidiary of the Borrower; and

(b)           the Borrower to pay dividends in the form of Qualified Equity Interests.

“Permitted Specified Liens” means Permitted Liens described in clauses (a), (b) and (c) of the definition of Permitted Liens, and, solely in the case of Section 6.01(b)(i), including clauses (f), (g) and (h) of the definition of Permitted Liens.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Plan” means any Employee Plan or Multiemployer Plan.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 3.0%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 3.0%.

“Prepayment Event” means:

(a)           any Disposition or series of related Dispositions of any property or asset of any Loan Party or any Subsidiary generating Net Proceeds equal to or greater than $250,000 in the aggregate for such Dispositions in any fiscal year; or

(b)           any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Subsidiary; or

(c)           the incurrence by any Loan Party or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.02(b); or

(d)           the issuance of Equity Interests (other than (i) Equity Interests issued in connection with reasonable and customary director, officer and employee compensation permitted pursuant to Section 6.02(i)(vi), or (ii) warrants, options or other rights to purchase, subscribe for or otherwise acquire any Equity Interests).

“Prepayment Notice” has the meaning specified therefor in Section 2.06(b).

“Projections” has the meaning specified therefor in Section 6.01(k).

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.

“Reporting Date” means the twenty-fifth (25th) day following the end of each calendar quarter.

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any capital contribution or equity investment to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party.

“Sanctions” means any economic or financial sanction administered or enforced by the United States Government (including the United States Department of Treasury’s Office of Foreign Assets Control and the United States Department of State) or other relevant sanctions authority.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, proxy statements, statements and other documents required to be filed by the Borrower with the SEC pursuant to the reporting requirements of the 1934 Act or the Securities Act, which have been filed by the Borrower since January 1, 2018 and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

“Senior Officer” means, with respect to any Loan Party, the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President of Finance or any other officer performing equivalent duties.

“Standard & Poor’s” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor to its rating agency business.

“Subordinated Indebtedness” means Indebtedness of any Loan Party which has been (or which is required by this Agreement to be) subordinated in right of payment to the prior payment in full of the Obligations.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors (or comparable governing body) of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Borrower unless the context expressly provides otherwise.

“Tax Withholding Notice” has the meaning specified therefor in Section 2.07(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which all of the Obligations (other than Contingent Indemnity Obligations) are paid in full in cash and the Commitment of the Lender is terminated.

“Term Loan” means, the Closing Date Term Loan.

“Trademark License” means any written agreement, now or hereafter in effect, granting to or from any Loan Party any right under any Trademark (including any such rights that such Loan Party has the right to license).

“Trademarks” means all of the following: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule 5.01(m), (b) all goodwill associated with or symbolized by the foregoing, (c) all claims for, and rights to sue for, past or future infringements, dilutions or other violations of any of the foregoing, (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement, dilutions or other violations thereof, and (e) all other rights accruing thereunder or pertaining thereto throughout the world.

“Transferee” has the meaning specified therefor in Section 2.07.

“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.03(b).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Wholly Owned Subsidiary” means any Subsidiary of a Person all of the Equity Interests (other than in the case of a corporation, directors’ qualifying shares or shares required to be held by a resident of the jurisdiction of organization) are controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

Section 1.02.          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03.          Accounting and Other Terms.

(a)           Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 (or any other similar promulgation or methodology under GAAP with respect to the same subject matter as FASB ASC 840) on the definitions and covenants herein, GAAP as in effect on the Effective Date shall be applied and (ii) for purposes of determining compliance with any covenant contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)           All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the Effective Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute.

Section 1.04.          Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of interest payable to the Lender, such period shall in any event consist of at least one full day.

ARTICLE II

THE LOAN

Section 2.01.          Commitment.

(a)           Subject to the terms and conditions set forth herein, the Lender agrees to make a Closing Date Term Loan to the Borrower, on the Effective Date, in a principal amount not to exceed the Commitment. Amounts prepaid or repaid in respect of Closing Date Term Loan may not be reborrowed. The Closing Date Term Loan made to the Borrower on the Effective Date shall result in an immediate and permanent reduction in the Commitment.

Section 2.02.          Loan and Borrowings.

The Borrowing shall be made upon the Borrower’s irrevocable notice to the Lender. The Borrowing shall be in the amount of the Commitment.

Section 2.03.          Advances. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is requested on the Effective Date, Section 4.01), the Lender shall make the requested funds available to the Borrower by wire transfer of such funds in accordance with the disbursement instructions provided to (and reasonably acceptable to) the Lender by the Borrower. The Lender may act without liability upon the basis of such borrowing request and disbursement instructions.

Section 2.04.          Repayment of Loan; Evidence of Debt.

(a)           The outstanding principal amount of the Loan shall be due and payable on the Maturity Date or, if earlier, on the date on which such Loan is declared due and payable pursuant to the terms of this Agreement.

(b)           The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to the Lender resulting from the Loan, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

(c)           The entries made in the accounts maintained pursuant to the provisions above shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement.

(d)           The Lender may request that the Loan made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to the Lender a promissory note payable to the order of the Lender (or, if requested by the Lender, to the Lender and its registered assigns) in a form reasonably acceptable to the Lender (a “Note”). Thereafter, the Loan evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns), in each case subject to the terms and conditions of this Agreement.

Section 2.05.          Interest.

(a)           Loan. Subject to the terms of this Agreement, the Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such Loan is repaid, at a rate per annum equal to 14.00%. Interest on the Loan from the Effective Date and until the Maturity Date shall accrue on a daily basis, be due and payable pursuant to subsection (c) below.

(b)           Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, the Loan, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing by the Lender in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate (the “Default Interest”).

(c)           Interest Payment. Interest on the Loan shall be due and payable, in arrears, on the Maturity Date (whether upon demand, by acceleration or otherwise and including the Termination Date). Interest at the Post-Default Rate under Section 2.05(b) shall be payable on demand. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)           General. All interest and fees shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. Interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to this Agreement, bear interest for one day.

Section 2.06.          Reduction of Commitment; Prepayment of Loan.

(a)           Reduction of Commitment. The Commitment shall terminate on the Effective Date.

(b)           Optional Prepayment.

(i)            Loan. Upon prior written notice to the Lender, the Borrower may at any time or from time to time voluntarily prepay the Loan in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Lender (A) such notice (a “Prepayment Notice”) must be received by the Lender not later than 11:00 a.m., New York City time 10 Business Days prior to any date of prepayment of the Loan and (B) any prepayment of the Loan shall be in a principal amount of $500,000 or a whole multiple of $50,000 in excess thereof or any remaining outstanding amount of the loan. Each such Prepayment Notice shall specify the date and amount of such prepayment of the Loan. The Borrower shall make such prepayment and the payment amount specified in such Prepayment Notice shall be due and payable on the date specified therein. Each prepayment made pursuant to this Section 2.06(b)(i) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.

(ii)           Termination of Agreement. The Borrower may, at any time, upon at least 10 Business Days prior written notice to the Lender (or such shorter period of time as the Lender may agree to), terminate this Agreement by paying to the Lender the Obligations (other than Contingent Indemnity Obligations), in full and the termination of the Commitment; provided, that such notice may provide that it is conditioned upon the consummation of other financing or the consummation of a sale of Equity Interests, in which case, such notice may be revoked or extended by the Borrower if any such condition is not satisfied prior to the date of termination of this Agreement set forth in such notice. If the Borrower has sent a notice of termination pursuant to this Section 2.06(b)(ii), then the Borrower shall be obligated to repay the Obligations (other than Contingent Indemnity Obligations), in full, on the date set forth therein as the date of termination of this Agreement, unless revoked or extended in accordance with the immediately preceding proviso.

(c)           Mandatory Prepayment. In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within ten (10) Business Days (and simultaneously with respect to clause (c) and (d) of the definition of Prepayment Event) of receipt of such Net Proceeds by such Loan Party or Subsidiary, prepay the Term Loan in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall deliver to the Lender a certificate of a Financial Officer to the effect that the Loan Parties intend to reinvest the Net Proceeds from such event (or a portion thereof specified in such certificate), within 270 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided, further, that if at the end of such 270 day period the Net Proceeds have not been so reinvested, the Borrower shall immediately prepay the Term Loan in an aggregate amount equal to 100% of such Net Proceeds not so reinvested.

(d)           Application of Payments. Each prepayment shall be applied to the outstanding principal amount of the Loan.

(e)           Interest. Any prepayment made pursuant to this Section 2.06 shall be accompanied by accrued interest on the principal amount of the Loan being prepaid to the date of prepayment.

(f)           Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.06, payments with respect to any subsection of this Section 2.06 are in addition to payments made or required to be made under any other subsection of this Section 2.06.

Section 2.07.          Taxes.

(a)           Any and all payments by or on account of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable Requirements of Law. If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)), (i) at least 10 Business Days prior to the date such sum payable to the Lender or Transferee, as applicable, is required to be paid hereunder, deliver to the Lender or such Transferee a written computation of the Taxes required to be deducted and a reasonably detailed explanation therefor (the “Tax Withholding Notice”), (ii) unless the Lender or Transferee objects in writing to such deduction within five Business Days of receipt of the Tax Withholding Notice, such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iv) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an “Additional Amount”) necessary such that after making all required deductions (including deductions applicable to additions sums payable under this Section 2.07) the Lender (or such Transferee) receives the amount equal to the sum it would have received had no such deductions been made.

(b)           In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable Requirements of Law any Other Taxes. Each Loan Party shall deliver to the Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c)           The Loan Parties hereby jointly and severally indemnify and agree to hold the Lender harmless from and against Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.07) paid by such Person, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes.

(d)           If the Lender (or a Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes with respect to which any Loan Party has made an indemnity payment or paid additional amounts, pursuant to this Section 2.07, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Loan Parties’ expense. If the Lender (or a Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes with respect to which any Loan Party has made an indemnity payment or paid additional amounts pursuant to this Section 2.07, it shall within 30 days from the date of such receipt pay over such refund to the Borrower, net of all out-of-pocket expenses of the Lender (or Transferee).

(e)           The obligations of the Loan Parties under this Section 2.07 shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

ARTICLE III

APPLICATION OF PAYMENTS

Section 3.01.          Payments; Computations and Statements. The Borrower will make each payment under this Agreement not later than 3:00 p.m. on the day when due, in immediately available funds, directly to the Lender to the Lender’s Account. All payments received by the Lender after 3:00 p.m. on any Business Day will, unless otherwise agreed by the Lender, be credited on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, recoupment, deduction or other defense to the Lender.

Section 3.02.          Apportionment of Payments. Subject to Section 2.02 hereof:

(a)           After the occurrence and during the continuance of an Event of Default, all payments in respect of any Obligations, including all proceeds of the Collateral, shall be applied, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Lender until paid in full; (ii) second, ratably to pay interest then due and payable in respect of the Loan until paid in full; (iii) third, ratably to pay principal of the Loan until paid in full; and (v) fourth, to the ratable payment of all other Obligations then due and payable.

(b)           For purposes of Section 3.02(b), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(c)           In the event of a direct conflict between the priority provisions of this Section 3.02 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.02 shall control and govern.

ARTICLE IV

CONDITIONS TO THE LOAN

Section 4.01.          Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligation of the Lender to make the Loan hereunder is subject to satisfaction of the following conditions precedent in a manner satisfactory to the Lender:

(a)           Payment of Fees, Etc. The Borrower shall have paid on or before the Effective Date all documented fees, costs, expenses and taxes then payable pursuant to Section 11.04.

(b)           Delivery of Documents. The Lender shall have received on or before the Effective Date the following, each in form and substance reasonably satisfactory to the Lender and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:

(i)            [reserved];

(ii)           evidence satisfactory to the Lender of the filing of appropriate financing statements on Form UCC-1 in such office or offices as may be necessary to perfect the security interests purported to be created hereunder;

(iii)          [reserved];

(iv)          [reserved];

(v)          a certificate of a Senior Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed Governing Document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, and (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

(vi)          a certificate of the chief financial officer of the Borrower certifying as to the satisfaction of the conditions set forth in clauses (b) and (c) of this Section 4.01 and Section 4.02;

(vii)         a certificate of the appropriate official(s) of the jurisdiction of organization of each Loan Party certifying as of a date not more than 30 days prior to the Effective Date as to the subsistence in good standing of such Loan Party in such jurisdictions;

(viii)        an opinion of Thompson Hine LLP, legal counsel to the Loan Parties, as to such customary matters as the Lender may reasonably request and in form and substance reasonably satisfactory to the Lender;

(ix)          [reserved];

(x)           the initial Operating Budget covering the remainder of the Fiscal Year during which the Effective Date occurs (and, if requested by the Lender, covering each calendar month in the succeeding Fiscal Year); and

(xi)          such other agreements, instruments, approvals, opinions and other documents, each reasonably satisfactory to the Lender in form and substance, as the Lender may reasonably request.

(c)           Material Adverse Effect. No event or development shall have occurred since December 31, 2023 which could reasonably be expected to have a Material Adverse Effect.

Section 4.02.          Conditions Precedent to the Loan. The obligation of the Lender to make the Loan hereunder is subject to satisfaction of the following conditions precedent in a manner satisfactory to the Lender:

(a)           Representations and Warranties; No Default or Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article V and in each other Loan Document are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), (ii) no Default or Event of Default shall have occurred and be continuing or would result from the Loan and (iii) the Borrower shall be in compliance with any Operating Budgets.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01.          Representations and Warranties. Except as set forth in the SEC Documents filed with the SEC prior to the Effective Date and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” sections and any other disclosures included therein to the extent they are predictive or forward-looking in nature), each Loan Party hereby represents and warrants to the Lender as follows:

(a)           Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction other than the state or jurisdiction of its organization in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have obtained, and are in compliance with, all licenses, permits, approvals and other authorizations necessary for the operation of their business.

(b)           Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, except, in the case of clause (ii)(C), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)           Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than (i) filings and recordings with respect to Collateral to be made, or otherwise delivered to the Lender for filing or recordation, on the Effective Date and (ii) any authorization, approval, notice or filing or other action as has been previously been obtained or taken and remains in full force and effect on the Effective Date.

(d)           Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)           Litigation. There is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

(f)           Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any Requirement of Law, (iii) any term of any Contractual Obligation (including any Material Contract) binding on or otherwise affecting it or any of its properties or (iv) any Anti-Corruption Laws, except in the case of clauses (ii) and (iii), where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(g)           Financial Statements. All financial statements relating to the Borrower, any Subsidiary or any Affiliate that have been delivered by the Borrower to the Lender present fairly in all material respects the Borrower’s consolidated financial condition as of the date thereof and the Borrower’s consolidated results of operations for the period then ended. Since December 31, 2023, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(h)           ERISA. No Loan Party and no ERISA Affiliate maintains, or is required to make any payment or contribution to, or has at any time during the past six (6) years maintained, or been required to make any payment or contribution to, any Employee Plan.

(i)            Taxes, Etc. (i) All foreign, Federal and provincial, state and local tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been filed, or extensions have been obtained (except for such returns in respect of taxes not exceeding the amount set forth in clause (ii) below), and (ii) all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party which have become due and payable on or prior to the Effective Date have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Borrower’s financial statements in accordance with GAAP.

(j)            Insurance. Schedule 5.01(j) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.

(k)           Use of Proceeds. The proceeds of the Loan shall be used in accordance with Section 6.01(i).

(l)            [Reserved].

(m)          Intellectual Property. Each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are used for the operation of its business, to the knowledge of each Loan Party, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such failures, infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.01(m) is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party and (ii) each exclusive Copyright License for United States Copyrights to which each Loan Party is bound (excluding any nonexclusive licenses granted in the ordinary course of business). (i) No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and (ii) no claim or litigation regarding any of the foregoing is pending or threatened, except for, in each case of clauses (i) and (ii) above, such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n)           Material Contracts. Set forth on Schedule 5.01(n) (as amended from time to time) is a complete and accurate list of all Material Contracts of each Loan Party. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, except as otherwise permitted to be amended and modified in accordance with this Agreement, and (iii) is not in material default due to the action of any Loan Party or, to the knowledge of any Loan Party, any other party thereto.

(o)           Regulatory Compliance. Neither the Borrower nor any Subsidiary is an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board) and no proceeds of the Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(p)           Sanctions, Etc.

(i)            None of the Borrower, any of its Subsidiaries or officer, employee, or, to the knowledge of Borrower after due inquiry, any director, agent or Affiliate of the Borrower or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are, (a) the subject or target of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, currently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the Donetsk People’s Republic region of Ukraine, and the Luhansk People’s Republic region of Ukraine. To the best of the Borrower’s knowledge, as of the Effective Date and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of the Borrower, any Subsidiary or of their Affiliates have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable Requirements of Law or the Loan is in violation of applicable Requirements of Law.

(ii)           The Borrower will not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as lender, underwriter, advisor, investor or otherwise). The Lender hereby notifies the Borrower that pursuant to the requirements of Anti-Terrorism Laws, and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower and its principals, which information includes the name and address of the Borrower and its principals and such other information that will allow the Lender to identify such party in accordance with Anti-Terrorism Laws.

(q)           Full Disclosure. All reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Lender (other than forward-looking information, projections and information of a general economic or industry nature, which forward-looking statements, budgets and other information of a general economic or industry nature have been prepared by the Borrower in good faith based upon assumptions believed by the Borrower to be reasonable at the time) in connection with this Agreement or delivered hereunder is true, correct and complete in all material respects and does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

ARTICLE VI

COVENANTS OF THE LOAN PARTIES

Section 6.01.          Affirmative Covenants. Until the Termination Date, each Loan Party will:

(a)           Reporting Requirements. Furnish to the Lender:

(i)            promptly, and in any event within three Business Days, upon any Senior Officer of the Borrower obtaining knowledge of the occurrence of an Event of Default or Default or the occurrence of any event or development that has or could reasonably be expected to have a Material Adverse Effect, the written statement of a Senior Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development and the action which the affected Loan Party proposes to take with respect thereto;

(ii)           promptly upon request, and in any event within five Business Days, such other information, certification or evidence concerning the condition or operations, financial or otherwise, of, or compliance with this Agreement and the other Loan Documents by, any Loan Party as the Lender may from time to time may reasonably request.

(b)           Additional Guarantors and Collateral Security. Cause:

(i)            each Subsidiary (that is not an Excluded Subsidiary) of any Loan Party (a) not in existence on the Effective Date or (b) that ceases to be an Excluded Subsidiary, to execute and deliver to the Lender promptly and in any event within 30 days (or, in each case, such longer date as the Lender may agree to) after the formation, acquisition or change in status thereof, (A) a joinder agreement, satisfactory to the Lender, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, (B) (1) certificates, if any, evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged hereunder, (2) undated stock powers for such Equity Interests executed in blank, (3) any intellectual property security agreements required hereunder (provided that, to the extent any such Domestic Subsidiary owns any Copyright registered with the United States Copyright Office or is a party to any exclusive Copyright License for United States Copyrights, such Domestic Subsidiary will execute and deliver to the Lender an intellectual property security agreement for filing with the United States Copyright Office within 20 days), and (4) such opinions of counsel as the Lender may reasonably request, (C) to the extent requested by the Lender, one or more Mortgages creating on the fee-owned real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other customary real property deliverables as may be reasonably required by the Lender with respect to each such real property and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Lender to create, perfect, establish the first priority of or otherwise protect any Lien or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that substantially all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(ii)           each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 30 days, or such longer date as the Lender may agree to, after the formation or acquisition of such Subsidiary a Pledge Amendment, together with (A) certificates, if any, evidencing all of the Equity Interests of such Subsidiary required to be pledged hereunder, (B) undated stock powers or other appropriate instruments of assignment for such certificated Equity Interests executed in blank, (C) such opinions of counsel as the Lender may reasonably request and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Lender

(iii)           to the extent requested by the Lender, each owner of any fee simple interest in any Facility to execute and deliver a Mortgage and real property deliverables; it being understood that no such Facility shall be acquired during the term of this Agreement without the consent of the Lender.

(c)           Compliance with Laws; Payment of Taxes.

(i)            Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(ii)           Implement, maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by any Loan Party, any of its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws.

(iii)          Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all taxes, assessments and other related governmental charges imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d)           Preservation of Existence, Etc. Except as otherwise permitted under Section 6.02(c), (i) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges and good standing under the laws of its state or jurisdiction of organization, and (ii) become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction other than its state or jurisdiction of organization in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except, solely in the case of this clause (ii), to the extent that the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(e)           Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties (for the avoidance of doubt, including Intellectual Property) which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

(f)           Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with reputable insurance companies or associations (including commercial general liability, property, worker’s compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts, subject to such deductibles and self-insurance retentions and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. Each policy of comprehensive general liability and general property insurance shall, if applicable, (i) name the Lender as an additional insured thereunder as its interests may appear, and (ii) in the case of each property insurance policy, contain a loss payable clause or endorsement that names the Lender as the loss payee thereunder and use commercially reasonable efforts to cause such endorsements to provide that the insurer will provide at least 30 days’ (or in the case of non-payment, 10 days) prior written notice to the Lender of the exercise of any right of cancellation. All certificates of insurance are to be delivered to the Lender and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Lender and such other Persons as the Lender may designate from time to time. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Lender may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Lender’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the sole right, in the name of the Lender, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(g)           Anti-Bribery and Anti-Corruption Laws. Maintain, and cause each of its Subsidiaries to maintain, anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws applicable to such Person.

(h)           Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Lender may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral of any Loan Party (to the extent required by this Agreement and the other Loan Documents), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable Requirements of Law, each Loan Party (i) authorizes the Lender at any time during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes the Lender to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the Effective Date. Notwithstanding the foregoing, in no event will any Loan Party or any of its Subsidiaries be required to take any action in contravention of any other term or agreement in this Agreement or any other Loan Document.

(i)            Use of Proceeds. The Borrower shall use the proceeds of the Borrowing to pay for Permitted Borrower Expenses in accordance with the Operating Budget payable over the next four Fiscal Quarters.

(j)            Post-Closing Requirements. Not later than the dates set forth on Schedule 6.01(j) (or such later dates as the Lender shall agree) or as otherwise required thereunder, the Loan Parties shall take the actions set forth on Schedule 6.01(j).

(k)           Operating Budget; Projections. As soon as available, but in any event no later than 60 days after to the end of each Fiscal Year, the Borrower shall deliver to the Lender (i) an Operating Budget for such Fiscal Year, prepared by the management of the Borrower (which shall include all compensation (including salary, distributions and bonus) intended to be paid to any Loan Party), and which shall be subject to the Lender’s written approval in its reasonable discretion, and (ii) forecasts prepared by the management of the Borrower, in form satisfactory to the Lender, of projected consolidated balance sheets, income statements, statements of cash flows, projected changes in financial position, and a description of the underlying assumptions applicable thereto, and as soon as available, significant revisions, if any, of such forecast with respect to such Fiscal Year (the “Projections”). The Operating Budget and Projections shall in each case be accompanied by a certificate of the Controller (or another officer of the Borrower acceptable to the Lender in its sole reasonable discretion), stating that such Operating Budget and Projections are based on reasonable estimates, information, and assumptions and that such officer has no reason to believe that such Operating Budget and Projections are incorrect or misleading in any material respect; provided that the Projections are not to be viewed as facts and that actual results during the period or periods covered by such Projections may differ from such Projections. The initial Operating Budget is the form of initial Operating Budget previously circulated to the Lender on or before March 10, 2025.

(l)            Expenditures Report. On each Reporting Date, the Borrower shall deliver to the Lender a report summarizing actual expenditures both during the prior calendar quarter and year to date. Such expenditures will be categorized and aggregated by line items set forth in the Operating Budget for such Fiscal Year, and shall be delivered in a form that is satisfactory to the Lender. The Expenditures Report shall in each case be accompanied by a certificate of an officer of the Borrower acceptable to the Lender in its sole reasonable discretion stating that such officer has no reason to believe that such Expenditures Report is incorrect or misleading in any material respect.

(m)          Compliance Certificates. On each Reporting Date, the Borrower shall deliver to the Lender a compliance certificate from each Loan Party and the Financial Officer certifying that (A) each Loan Party has observed and performed all of the covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, (B) such Person has not obtained any knowledge of any Default or Event of Default except as specified in such certificate; (C) each of the representations and warranties made by the Loan Parties pursuant to the Loan Documents are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and accurate in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties shall have been true and correct in all material respects, or true and correct in all respects, as the case may be, on, and as of such earlier date, (D) the Borrower has adhered to the portion of the Operating Budget covering such Fiscal Quarter or Fiscal Year (as the case may be), and has adequate liquidity for all foreseeable overhead, marketing and general expenses, and (E) a narrative discussion and analysis of the financial condition and results of operations of the Borrower for the related Fiscal Quarter or Fiscal Year (as the case may be), as compared to the portion of the Operating Budget and Projections covering such periods and to the comparable periods of the previous year and (F) the Borrower has used the proceeds of each advance in strict compliance with the terms of this Agreement (including, where applicable, Permitted Borrower Expenses in strict compliance with the Operating Budget).

(n)           Intellectual Property.

(i)            The Loan Parties will do or cause to be done all things necessary to preserve, renew, and keep in full force and effect all Intellectual Property material to the conduct of the business of the Loan Parties. With respect to each item of its material Registered Intellectual Property, the Loan Parties will take all commercially reasonable steps (including making payments of maintenance fees and taxes; filing divisionals, continuations, continuations-in-part, reissues, and renewal applications or extensions; and participating in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings) to (i) maintain the validity and enforceability of any such Registered Intellectual Property and (ii) pursue the registration and maintenance of each such registration or application, now or hereafter included in the Intellectual Property of the Loan Parties. The Loan Parties will not do or permit any act or knowingly omit to do any act whereby any of their material Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value). In the event that any Loan Party has reason to believe that any Intellectual Property material to the conduct of the business of such Loan Party and its Subsidiaries has been or is likely to be infringed, misappropriated or diluted by a third party, such Loan Party shall, if consistent with its reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as appropriate in such Loan Party's reasonable business judgment. No Loan Party shall make any assignment or agreement in conflict with the security interest in the Intellectual Property of such Loan Party granted to Lender hereunder; and

(ii)           In the event that any Loan Party develops or acquires an ownership or other interest in any Intellectual Property after the Effective Date (“After Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Collateral subject to the terms and conditions of this Agreement. Such Loan Party shall (i) with respect to any United States registered Copyrights or exclusive Copyright Licenses for United States Copyrights, within ten (10) days of such acquisition, provide the Lender with an updated Schedule 5.01(m), (ii) with respect to any United States Patents and Trademarks, within sixty (60) days of such acquisition, provide the Lender with an updated Schedule 5.01(m) and (iii) promptly after providing such updates, execute and deliver to the Lender an appropriate supplement to the applicable intellectual property security agreement to evidence the Lender’s security interest in any After-Acquired Intellectual Property consisting of Registered Intellectual Property. In each case, such Loan Party will promptly cooperate as reasonably necessary to enable the Lender to make any necessary or advisable recordations with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

(o)           Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(i)            If any amount in excess of $250,000 payable under or in connection with any Collateral owned by such Guarantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 9.11(a) and in the possession of the Lender, such Guarantor, at the request of the Lender, shall promptly deliver such instrument or tangible chattel paper to the Guarantor, duly indorsed in a manner satisfactory to the Lender.

(ii)           Such Guarantor shall not grant "control" (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Lender.

(iii)          If such Guarantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $250,000, such Guarantor shall promptly, and in any event within fifteen (15) Business Days after becoming a beneficiary, notify the Lender thereof and use commercially reasonable efforts to enter into a contractual obligation with the Lender, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such contractual obligation shall assign such letter-of-credit rights to the Lender and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such contractual obligation shall also direct all payments thereunder to a deposit account subject to a Control Agreement. The provisions of the contractual obligation shall be in form and substance reasonably satisfactory to the Lender.

(iv)          If any amount in excess of $250,000 payable under or in connection with any Collateral owned by such Guarantor shall be or become evidenced by electronic chattel paper, such Guarantor shall use commercially reasonable efforts to grant the Lender control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 6.02.          Negative Covenants. Until the Termination Date, each Loan Party shall not and shall not permit any of its Subsidiaries to:

(a)           Liens, Etc. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b)           Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

(c)           Fundamental Changes; Dispositions.

(i)            Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person or agree to do any of the foregoing; provided, however, that

(A)           any Wholly Owned Subsidiary of any Loan Party may be merged into any Loan Party or another Wholly Owned Subsidiary of a Loan Party, or may consolidate or amalgamate with any Loan Party or another Wholly Owned Subsidiary of a Loan Party, so long as (1) if a Loan Party is a party to such transaction, then a Loan Party shall be the surviving or continuing entity, (2) such Loan Party gives the Lender at least 15 days (or such shorter period as the Lender may agree to) prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, but not limited to, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (3) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (4) the Lender’s rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation;

(B)           any Subsidiary of the Borrower that is not a Loan Party may dissolve or liquidate; provided that if in connection with any such dissolution or liquidation, the dissolving entity transfers its assets to another Person and the transferor in such a transaction is a Loan Party, then to the extent constituting an Investment, such Investment must be a Permitted Investment;

(C)           any Subsidiary of the Borrower that is not a Loan Party may merge, amalgamate or consolidate with or dissolve or liquidate into any other Person to effect a Permitted Investment;

(D)           except in the case of a Loan Party, a merger, dissolution, liquidation or consolidation, the purpose of which is to effect a Permitted Disposition may be effected;

(E)           any Loan Party (other than the Borrower) may merge, amalgamate or consolidate with or liquidate or dissolve into any other Person so long as a Loan Party is the surviving Person;

(F)           any Subsidiary of the Borrower that is not a Loan Party may merge, amalgamate or consolidate with or liquidate or dissolve into any other Subsidiary of the Borrower that is not a Loan Party; and

(ii)           Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing); provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.

(d)           Change in Nature of Business. Make any change in the nature of its business as and business activities from such business and business activities conducted on the Effective Date and as reasonably related or incidental thereto.

(e)           Loans, Advances, Investments, Etc. Make (or commit or agree to make) any Investment in any other Person except for Permitted Investments.

(f)           Capital Expenditures. Except as provided for in the Operating Budget, make (or commit or agree to make) any capital expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all capital expenditures made by the Loan Parties and their Subsidiaries in any Fiscal Year to exceed $3,000,000.

(g)           Restricted Payments. Make any Restricted Payment other than Permitted Restricted Payments.

(h)           Regulatory Compliance. Become an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities, extending credit to purchase or carry margin stock (as defined in Regulation U of the Board), or use the proceeds of the Loan for that purpose.

(i)           Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction or series of related transactions (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Lender prior to the consummation thereof, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 6.02(c), Section 6.02(e), Section 6.02(g) and Section 6.02(l), (iv) transactions between or among Subsidiaries of the Borrower which are not Loan Parties, (v) sales of Qualified Equity Interests of the Borrower to Affiliates of the Borrower not otherwise prohibited by the Loan Documents and the granting of customary rights in connection therewith, and (vi) reasonable and customary director, officer and employee compensation (including bonuses and stock option or other equity incentive programs), benefits and indemnification arrangements, in each case approved by the board of directors or a comparable governing body (or a committee thereof) of such Loan Party or such Subsidiary to the extent required by applicable Requirements of Law.

(j)           Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 6.02(j) shall prohibit or restrict compliance with:

(A)           this Agreement and the other Loan Documents;

(B)           any applicable Requirements of Law, rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(C)           in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(D)           Permitted Liens or customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(E)           customary restrictions in agreements for the sale of assets during an interim period prior to the closing of the sale of such assets; or

(F)           customary restrictions in contracts that prohibit the assignment of such contract.

(k)           Limitations on Negative Pledges. Enter into, incur or permit to exist directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, and (v) customary provisions regarding confidentiality or restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business.

(l)           Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i)            Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness for borrowed money or of any instrument or agreement (including any purchase agreement, indenture, loan agreement or security agreement) evidencing or governing any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provisions, if any, of such Indebtedness, or would otherwise be adverse in any material respect to the interests of the Lender or the issuer of such Indebtedness; provided, that notwithstanding the foregoing, any refinancing in respect of such Indebtedness shall be permitted so long as the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon the Borrower;

(ii)           (A) make any voluntary or optional payment (including any payment of interest in cash), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Indebtedness refinanced in accordance with the proviso of Section 6.02(l)(i)), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing; provided, that this clause (ii) shall not apply to (1) the Obligations and (2) Permitted Intercompany Investments;

(iii)          amend, modify or otherwise change any of its Governing Documents (including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate could be adverse in any material respect to the interests of the Lender; or

(iv)          agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would, at the time of such amendment, modification or other change, be (A) adverse in any material respect to the interests of the Lender or (B) reasonably expected to have a Material Adverse Effect.

(m)           ERISA. Maintain or become required to make any payment or contribution to any Plan or permit any ERISA Affiliate to take any of the foregoing actions.

(n)           Environmental. Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except to the extent such actions could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01.          Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”):

(a)           the Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on the Loan or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loan) or any other Loan Document, and such failure continues for a period of three Business Days or (ii) all or any portion of the principal of the Loan;

(b)           any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to the Lender pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made;

(c)           any Loan Party shall fail to perform or comply with (i) any covenant or agreement contained in Section 6.01(a) and such failure shall remain unremedied for 10 days or (ii) any covenant or agreement contained in Section 6.01(c), Section 6.01(d), Section 6.01(i), Section 6.01(j) or Section 6.02;

(d)           any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 7.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a Senior Officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by the Lender to such Loan Party;

(e)           the Borrower or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate principal amount outstanding in excess of $500,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace or cure period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f)           any of the Borrower or any of its Subsidiaries, shall (i) institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) make a general assignment for the benefit of creditors, or (iv) be the subject of any action of the board of directors (or comparable governing body) of such Person to authorize or effect any of the actions set forth above in this subsection (f);

(g)           any proceeding shall be instituted against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h)           any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i)            the Lender shall not have or shall cease to have a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (subject to Permitted Liens or Permitted Specified Liens, as applicable) in favor of the Lender on any material portion of the Collateral;

(j)            one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $500,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 30 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k)           the Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or substantially all of its business for more than 30 consecutive days;

(l)            the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(m)          the Lender, in its sole reasonable discretion, determines that a material deviation from the Operating Budget has occurred; or

(n)           a Material Adverse Effect shall have occurred with respect to the Collateral or any Loan Party;

then, and in any such event, the Lender may, by notice to the Borrower, (i) declare all or any portion of the Loan then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loan, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (ii) exercise any and all of its other rights and remedies under applicable Requirements of Law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 7.01 with respect to the Borrower or any of its Subsidiaries, without any notice to any Loan Party or any other Person or any act by the Lender, the Loan then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

ARTICLE VIII

GUARANTY

Section 8.01.          Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing any rights under the guaranty set forth in this Article VIII, subject to Section 11.04. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Lender under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

Section 8.02.          Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. Each Guarantor agrees that this Article VIII constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Lender to any Collateral. The obligations of each Guarantor under this Article VIII are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article VIII shall be, until the Termination Date, irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)           any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)           any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)           the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including the Lender;

(e)           any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f)           any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than the cash payment in full of the Obligations (other than Contingent Indemnity Obligations)).

This Article VIII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by The Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

Section 8.03.          Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article VIII and any requirement that the Lender exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct the Lender to seek payment or recovery of any amounts owed under this Article VIII from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that the Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Lender or the Borrower, and (vi) any other defense available to any Guarantor. Each Guarantor agrees that the Lender shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 8.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article VIII, and acknowledges that this Article VIII is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 8.04.          Continuing Guaranty; Assignments. This Article VIII is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article VIII and the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender and their successors, pledgees, transferees and assigns.

Section 8.05.          Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article VIII, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the Termination Date occurs. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article VIII, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article VIII thereafter arising. If (i) any Guarantor shall make payment to the Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article VIII shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Lender will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

ARTICLE IX

SECURITY

Section 9.01.          Grant of Security Interest. In order to secure the full and punctual observance and performance when due of the obligations of each Loan Party under the Agreement, including, but not limited to, payments of principal and interest and all other Obligations, each Loan Party hereby grants to the Lender a security interest in and continuing lien on all of such Loan Party’s right, title and interest in, to and under the Collateral wheresoever located.

Section 9.02.          Continuing Security Interest. This Agreement (a) creates a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Obligations, (b) is binding upon each Loan Party, its successors and assigns, and (c) inures, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and each of its permitted successors, transferees and assigns.

Section 9.03.          Loan Parties Remain Liable. Notwithstanding anything herein to the contrary:

(a)           each Loan Party shall remain liable for all its obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Lender;

(b)           each Loan Party shall remain liable under each of the agreements included in the Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and the Lender shall have no obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Lender have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral; and

(c)           the exercise by the Lender of any of its rights hereunder shall not release the Loan Parties from any of their duties or obligations under any contract or agreement that is included in the Collateral.

Section 9.04.          Authorization to File UCC Statements. Each Loan Party hereby authorizes the Lender to file a financing statement in the appropriate filing offices naming such Loan Party as “debtor” and the Lender as “secured party” and describing the Collateral in the appropriate filing offices, which financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Lender herein, including describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired” and, in addition, specifically identifying any commercial tort claim. Each Loan Party hereby further authorizes the Lender to file and record any intellectual property security agreement covering Collateral consisting of Registered Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and such other documents as may be necessary or reasonably advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Lender’s security interest in such Collateral.

Section 9.05.          Account Control Agreements. Each Loan Party will enter into a Control Agreement with respect to each deposit, securities or commodities account maintained by such Loan Party (i) in the case of any such account in existence on the Effective Date, within 90 days (or such longer period as the Lender may reasonably agree) after the Effective Date, or (ii) in the case of any such account opened after the Effective Date, within 90 days (or such longer period as the Lender may reasonably agree) after the date that such Loan Party opens such account

Section 9.06.          Loan Party Information and Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in this Agreement, each Loan Party shall not change its name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it has (a) notified the Lender in writing at least thirty (30) days (or such shorter period as the Lender may agree) prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Lender may reasonably request, and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same priority of the Lender’s security interest in the Collateral granted or intended to be granted and agreed to hereby.

Section 9.07.          Maintenance of Security Interest. Each Loan Party shall maintain the security interest of the Lender hereunder in all Collateral as a valid, perfected, first priority Lien, subject only to Permitted Liens. In furtherance of the foregoing, each Loan Party shall furnish to the Lender the Perfection Certificate as provided in Schedule 6.01(j), and (i) upon the Lender’s reasonable request, but no more than once quarterly, statements and schedules further identifying and describing the Collateral and (ii) from time to time, such other documents in connection with the Collateral as contemplated by Section 6.01(h). Such Loan Party further agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence) with an amount in controversy in excess of $250,000, (i) such Loan Party shall promptly after upon such acquisition, deliver to the Lender, in each case in form and substance satisfactory to the Lender, a notice of the existence and nature of such commercial tort claim and a supplement to the Perfection Certificate containing a specific description of such commercial tort claim.

Section 9.08.          Power of Attorney. Each Loan Party hereby irrevocably appoints the Lender (such appointment being coupled with an interest) as such Loan Party’s attorney-in-fact, with full authority in the place and stead of such Loan Party and in the name of such Loan Party, the Lender or otherwise, from time to time in the Lender’s discretion to take any action and to execute any instrument that the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, in each case, after the occurrence and during the continuance of an Event of Default, including the following:

(a)           to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender in its sole discretion, any such payments made by the Lender to become obligations of the Loan Parties to the Lender, due and payable immediately without demand; and

(b)           (i) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, and to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection therewith; (ii) to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; and (iii) generally to sell, transfer, lease, license, sublicense, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and at such Loan Party’s expense, at any time or from time to time, all acts and things that the Lender deems reasonably necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Loan Party might do.

Section 9.09.          No Duty. The powers conferred on the Lender pursuant to Section 9.08 are solely to protect the interests of the Lender in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, employees or agents shall be responsible to the Loan Parties for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision.

Section 9.10.          Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance thereof:

(a)           the Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other applicable Requirements of Law. Without limiting the generality of the foregoing, each Loan Party expressly agrees that, in any such event, the Lender without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon such Loan Party or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable Requirements of Law), may take immediate possession of all or any portion of the Collateral and (i) each Loan Party hereby agrees that it will at its own expense and upon written request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit, and upon such other terms as the Lender may deem commercially reasonable. Each Loan Party agrees that, to the extent notification of sale shall be required by law, at least ten (10) days prior notification to such Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC. The Lender shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Loan Party agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and (B) to the extent notification of sale shall be required by law, notification of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the UCC. Each Loan Party agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and such Loan Party is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC;

(b)           the Lender may, in addition to other rights and remedies provided for herein or otherwise available to it under applicable Requirements of Law, and without the requirement of notice to or upon the Loan Parties or any other Person except as otherwise required by the UCC or any other applicable Requirements of Law (which notice is hereby expressly waived to the maximum extent permitted by the UCC or any other applicable Requirements of Law), (x) with respect to any deposit accounts in which the security interest of the Lender hereunder are perfected by control under Section 9-104 of the UCC, instruct the bank maintaining such deposit account for such Loan Party to pay the balance of such deposit account to or for the benefit of the Lender, and (y) with respect to any securities accounts or commodity accounts in which the security interest of the Lender hereunder are perfected by control under Section 9-106 of the UCC, instruct the securities intermediary or commodities intermediary, as the case may be, maintaining such securities account or commodity account for such Loan Party to (A) transfer any cash in such securities account or commodity account to or for the benefit of the Lender, or (B) liquidate any financial assets in such securities account or commodity account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of the Lender; and

(c)           solely for the purpose of enabling the Lender to exercise rights and remedies under this Agreement and at such time as the Lender shall be lawfully entitled to exercise such rights and remedies and solely upon the occurrence and during the continuation of an Event of Default, each Loan Party hereby grants to the Lender, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Loan Party), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Loan Party to avoid the risk of invalidation of said Trademarks, to use, manufacture, make, have made, sell, offer for sale, operate under, license or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party, and wherever the same may be located.

Section 9.11.          Delivery of the Pledged Collateral.

(a)           Each Guarantor agrees promptly to deliver or cause to be delivered to the Lender, for the benefit of the Lender as secured party, any and all (i) Equity Interests in Subsidiaries of such Guarantor that constitute certificated securities or (ii) in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 9.11.

(b)           To the extent any Indebtedness for borrowed money constituting Collateral (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries and (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to any Guarantor is evidenced by a promissory note in an amount in excess of $250,000, such Guarantor shall promptly cause such promissory note to be pledged and delivered to the Lender, for the benefit of the Lender as secured party, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Guarantor party thereto agrees, if requested by the Lender, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(a), (f), (g) or (l) of the Agreement, unless such demand would not be commercially reasonable or would otherwise expose such Guarantor to liability to the maker.

(c)           Upon delivery to the Lender, (i) any Collateral required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 9.11 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Lender, and by such other instruments and documents as the Lender may reasonably request and (ii) all other property comprising part of such Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on such Collateral by proper instruments of assignment duly executed by the applicable Guarantor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Lender may reasonably request. Each delivery of Collateral shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule 9.11 (or a supplement to Schedule 9.11, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Collateral. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 9.12.          Security Document Acknowledgment.

Each Loan Party hereby acknowledges that (i) any Loan Document evidencing a Lien on the Collateral or securing the Loans and other Obligations under this Agreement with or in favor of the Lender in connection with any and all Indebtedness owing to the Lender securing such Indebtedness also secures the Loans and other Obligations under this Agreement and (ii) any requirements of a Loan Party with respect to any Collateral when delivered to, deposited with, assigned to, or otherwise afforded control over to the Lender shall be so complied with in respect of all Indebtedness owing to the Lender including the Loans and other Obligations under this Agreement.

ARTICLE X

[RESERVED]

ARTICLE XI

MISCELLANEOUS

Section 11.01.        Notices, Etc.

(a)           Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to the Borrower, any other Loan Party or the Lender, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11.01):

if to the Borrower or any other Loan Party:

Armata Pharmaceuticals, Inc.
5005 McConnell Avenue
Los Angeles, CA 90066
Attention: Chief Executive Officer; Senior Vice President of Finance
Email: dbirx@armatapharma.com; dhouse@armatapharma.com

with a copy (which shall not constitute notice) to:

Thompson Hine LLP
300 Madison Avenue
27th Floor
New York, New York 10017-6232
Attention: Faith L. Charles; Thomas R. Butchko
Email: faith.charles@thompsonhine.com; thomas.butchko@thompsonhine.com if to the Lender, to it at the following address:

Innoviva Strategic Opportunities LLC
1350 Old Bayshore Hwy
Suite 400
Burlingame, CA 94010
Attention: Chief Executive Officer
Email: pavel.raifeld@inva.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Jared Fertman; Morgan McDevitt
Email: jfertman@willkie.com; mmcdevitt@willkie.com

All notices or other communications sent in accordance with this Section 11.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received, and (ii) notices sent by email shall be deemed to have been given when sent, unless the sender receives an error message in respect of such email.

Section 11.02.        Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Notwithstanding the foregoing, (I) the consent of the Borrower shall not be required to (i) change any order of priority set forth in Section 2.06(c), and (ii) amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, mistake, defect or inconsistency as reasonably determined by the Lender and (II) the Borrower may supplement Schedule 5.01(n) from time to time and such schedule shall be, on the Business Day that is five Business Days after the date such updated schedule is distributed to the Lender, deemed effective without the consent of any Loan Party or the Lender.

Section 11.03.        No Waiver; Remedies, Etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 11.04.        Expenses; Taxes; Attorneys’ Fees. The Borrower agrees to pay (a) on the Effective Date and (b) after the Effective Date, within five Business Days after receipt of an invoice that sets forth such costs and expenses in reasonable detail, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of the Lender, regardless of whether the transactions contemplated hereby are consummated, including reasonable and documented fees, costs, client charges and expenses of counsel (but limited in each case of this Section 11.04 with respect to counsel, to (i) one primary counsel for the Lender, (ii) one local counsel in each relevant jurisdiction or a single special counsel acting in multiple jurisdictions for the Lender, and (iii) with respect to reasonable and documented fees, costs, client charges and expenses of counsel incurred on or before the Effective Date, the Lender shall be responsible for its own fees, costs, client charges and expenses of counsel) due diligence, physical counts, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loan, reasonable title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including the preparation of any additional Loan Documents pursuant to Section 6.01(b) or the review of any of the agreements, instruments and documents), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lender’s rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Lender’s claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in accordance with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in accordance with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party in accordance with this Agreement or any other Loan Document, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any Facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien or any Facility of a Loan Party or (m) the receipt by the Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by the Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Lender and hold the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees with respect to any broker engaged by any Loan Party that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, the Lender may itself perform or cause performance of such covenant or agreement, and the expenses of the Lender incurred in connection therewith shall be reimbursed on demand by the Borrower. The obligations of the Borrower under this Section 11.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents. The Lender shall have the right, while it holds the Loan, to make all selections of counsel or other types of professionals or advisors.

Section 11.05.        Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Lender or any of its Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Lender agrees to notify such Loan Party promptly after any such set-off and application made by the Lender or any of its Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 11.05 are in addition to the other rights and remedies (including other rights of set-off) which the Lender may have under this Agreement or any other Loan Documents of law or otherwise.

Section 11.06.        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.07.        Assignments and Participations.

(a)           This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and the Lender and their respective successors and permitted assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of the Lender and any such assignment without the Lender’s prior written consent shall be null and void.

(b)           The Lender shall have the right with, so long as no Event of Default exists, the prior written consent of the Borrower (which consents shall not be unreasonably withheld, conditioned or delayed and shall not be required for an assignment by the Lender to an Affiliate of the Lender), to sell, assign, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in the Lender’s rights and benefits hereunder; provided that, the Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within five (5) Business Days after notice thereof. The Lender may disclose the Loan Documents and any other financial or other information relating to the Borrower to any potential participant or assignee of the Loan; provided that such participant or assignee agrees for the benefit of the Borrower to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

Section 11.08.        Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The words “execution”, “execute”, “signed”, “signature” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 11.09.        GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 11.10.       CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 11.11.        WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

Section 11.12.       Consent by the Lender. Except as otherwise expressly set forth herein or in any other Loan Document to the contrary (including to the extent any Action (as defined below) is qualified by “reasonableness”), if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of the Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which the Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 11.13.       No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 11.14.       Reinstatement; Certain Payments. If any claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any of the Obligations, the Lender shall give prompt notice of such claim to the Borrower, and if the Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

Section 11.15.       Indemnification; Limitation of Liability for Certain Damages.

(a)           In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Lender and all of its Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender’s furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including the management of the Loan or the Borrower’s use of the proceeds thereof, (iii) the Lender relying on any instructions of the Borrower or the handling of Collateral as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (v) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its subsidiaries, or any environmental liability resulting from the handling of hazardous materials or violation of environmental laws, related in any way to the Borrower or any of its subsidiaries or (vi) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) the bad faith, gross negligence or willful misconduct of such Indemnitee or (z) a material breach by an Indemnitee of any of their obligations under this Agreement or any other Loan Document.

(b)           The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 11.15 are required to be paid by a Loan Party within 5 Business Days following receipt in writing of a request for the payment and a reasonably detailed schedule of all amounts claimed. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable Requirements of Law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c)           No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d)           The indemnities and waivers set forth in this Section 11.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 11.16.       Records. The unpaid principal of and interest on the Loan, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, and the accrued and unpaid fees payable pursuant to this Agreement, shall at all times be ascertained from the records of the Lender, which shall be conclusive and binding absent manifest error.

Section 11.17.       Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, the Lender and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by the Lender, and thereafter shall be binding upon and inure to the benefit of each Loan Party, the Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender, and any assignment by the Lender shall be governed by Section 11.07 hereof.

Section 11.18.       Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the Effective Date.

Section 11.19.        USA PATRIOT Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Loan Parties, which information includes the name and address of each such entity and other information that will allow the Lender to identify the entities composing the Loan Parties in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as the Lender may reasonably require from time to time in order to enable the Lender to comply with the USA PATRIOT Act.

Section 11.20.       ORAL AGREEMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

ARMATA PHARMACEUTICALS, INC.

By:	/s/ Deborah Birx
Name: Deborah Birx, M.D.
Title: Chief Executive Officer

GUARANTORS:

C3J THERAPEUTICS, INC

By:	/s/ Deborah Birx
Name: Deborah Birx, M.D.
Title: Chief Executive Officer

C3 JIAN, LLC

By:	/s/ Deborah Birx
Name: Deborah Birx, M.D.
Title: Chief Executive Officer

[Signature Page to Credit and Security Agreement – March 2025]

LENDER:

INNOVIVA STRATEGIC OPPORTUNITIES LLC
By: Innoviva, Inc. (its managing member)

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

[Signature Page to Credit and Security Agreement – March 2025]